UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007 (August 22, 2007)

BLACKROCK, INC.
(Exact name of registrant as specified in Charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York		10022
(Address of principal executive officers)		(Zip Code)

Registrant's telephone number, including area code: (212) 810-5300

(Former name or address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.  Entry Into a Material Definitive Agreement

Information reported under Item 2.03 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 1.02  Termination of a Material Definitive Agreement

On August 22, 2007, BlackRock, Inc. ("BlackRock" or "we") fully prepaid the outstanding loans and paid the other outstanding obligations under its Five-Year Revolving Credit Agreement, dated as of December 19, 2006 ("the Existing Credit Agreement"), at which time the Existing Credit Agreement was terminated, subject to the survival of any provisions which by their terms survive the prepayment and the termination. The payment included a $240,327,933.33 principal and interest payment and $30,177.78 for various fees.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 22, 2007, BlackRock entered into a five-year $2.5 billion unsecured revolving credit facility, including a $250 million letter of credit subfacility and a $250 million swingline subfacility with Wachovia Bank, National Association, as administrative agent, swingline lender and issuing lender, Sumitomo Mitsui Banking Corporation, as Japanese Yen lender, a group of lenders, Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint book managers, Citigroup Global Markets Inc., as syndication agent, and HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., and Morgan Stanley Bank, as documentation agents (the "2007 Credit Facility" or "facility").  The facility includes an accordion feature, which would allow us to increase, from time to time, with willing lenders, the overall size of the facility, with the aggregate amount of commitment increases pursuant to this feature not to exceed $500,000,000.  The facility also allows for alternative currency loans. As of the date hereof, we had $540 million borrowed or notified to be borrowed under the 2007 Credit Facility. We may borrow additional amounts, and repay amounts, from time to time.

Our obligations under the facility are unsecured and are not guaranteed by any of our subsidiaries.  The facility matures on August 22, 2012. The facility contains various conditions to borrowing, and affirmative, negative and financial maintenance covenants.

The facility also contains various standard events of default, the occurrence of which could result in a termination by the lenders and the acceleration of all our obligations under the facility.

The foregoing description of the terms and conditions of the 2007 Credit Facility is not complete and is in all respects subject to the actual provisions of the 2007 Credit Facility, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1
Form of Five-Year Revolving Credit Agreement, dated as of August 22, 2007, by and among BlackRock, Inc., Wachovia Bank, National Association, as administrative agent, swingline lender and issuing lender, Sumitomo Mitsui Banking Corporation, as Japanese Yen lender, a group of lenders, Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint book managers, Citigroup Global Markets Inc., as syndication agent, and  HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., and Morgan Stanley Bank, as documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: August 27, 2007
	By:	/s/ Daniel R. Waltcher
		Name:	Daniel R. Waltcher
		Title:	Managing Director and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1
Form of Five-Year Revolving Credit Agreement, dated as of August 22, 2007, by and among BlackRock, Inc., Wachovia Bank, National Association, as administrative agent, swingline lender and issuing lender, Sumitomo Mitsui Banking Corporation, as Japanese Yen lender, a group of lenders, Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint book managers, Citigroup Global Markets Inc., as syndication agent, and  HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., and Morgan Stanley Bank, as documentation agents.